                                  Exhibit 11

                        Hologic, Inc. and Subsidiaries
                Statement RE: Computation of Earnings Per Share


                                                Fiscal years ended

PRIMARY:                           September 25,   September 24,   September 30,
                                        1993            1994            1995

Net income (loss)                  ($1,774,840)     $2,995,177      $1,869,519
                                   ============     ==========      ==========

Weighted average number of
 common shares outstanding           3,930,068       3,963,583       4,061,535

Common Stock equivalents
 outstanding pursuant to
 treasury stock method                       0         231,331         314,345
                                   ------------     ----------      ----------

Weighted average number of common
 and common equivalent shares
 outstanding                         3,930,068       4,194,914       4,375,880
                                   ============     ==========      ==========

Per share amount                         ($.45)           $.71            $.43
                                         ======           ====            ====

FULLY DILUTED:

Net income                                   -      $2,995,177      $1,869,519
                                   ============     ==========      ==========

Weighted average number of
 common shares outstanding                           3,963,583       4,061,535

Common Stock equivalents
 outstanding pursuant to
 treasury stock method                       -         378,227         513,891
                                   ------------     ----------      ----------

Weighted average number of common
 and common equivalent shares
 outstanding                                 -       4,341,810       4,575,426
                                   ============     ==========      ==========

Per share amount                             -            $.69            $.41
                                         ======           ====            ====